SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        CONSOLIDATED NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      13-0596475
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)

                         CNG Tower, 625 Liberty Avenue,
                       Pittsburgh, Pennsylvania 15222-3199
                    (Address of principal executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT

Title of each class                      Name of each exchange on which
 to be registered                        each class is to be registered

6% Debentures                            New York Stock Exchange
Due October 15, 2010

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /X/


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT

                                      None
                                (Title of class)

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                                      -2-


Item 1. Description of Registrant's Securities to be Registered.

          The title of the securities registered hereby is 6% Debentures Due October 15, 2010. The description of such securities is hereby incorporated by reference to the material set forth under the captions
          (i) "Supplemental Description of the Debentures" in the Prospectus Supplement dated October 20, 1998 ("Prospectus Supplement") to the Prospectus dated July 11, 1997 ("Prospectus") and (ii) "Certain Terms and Descriptions of Debt Securities and Indenture" in the Prospectus which constitutes a part of the Registration Statement on Form S-3, File No. 333-25347, filed under the Securities Act of 1933, as amended (the "Act"). The Prospectus and Prospectus Supplement were filed with the Commission via EDGAR pursuant to Rule 424(b) under the Act on October 22, 1998 and are hereby incorporated by reference.

Item 2. Exhibits.

       1. Indenture, dated as of April 1, 1995, between the Registrant and United States Trust Company of New York, as Trustee, which is incorporated by reference herein from the Registration Statement on Form 8-A filed by the Registrant on April 21, 1995.

       2. Securities Resolution No. 5 of the Registrant, dated as of October 20, 1998, which establishes the terms of the Debentures.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CONSOLIDATED NATURAL GAS COMPANY
                                           (Registrant)


                                         By: /s/ R.M. Sable
                                             ------------------------------
                                             R.M. Sable
                                             Vice President and Treasurer


Dated:  October 22, 1998


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                                  EXHIBIT INDEX

Exhibit No.                            Description

       1                    Indenture, dated as of April 1,
                              1995, between the Registrant
                              and United States Trust Company
                              of New York, as Trustee, which
                              is incorporated by reference
                              herein from the Registration
                              Statement on Form 8-A filed by
                              the Registrant on April 21,
                              1995.

       2                    Securities Resolution No. 5 of
                              the Registrant, dated as of
                              October 20, 1998, which
                              establishes the terms of the
                              Debentures.